Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

WISDOMTREE INVESTMENTS, INC.

Pursuant to Section 242

of the General Corporation Law of the State of Delaware

WisdomTree Investments, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

1. Article I of the Amended and Restated Certificate of Incorporation, as amended to date, is hereby amended and restated in its entirety as follows:

“The name of the Corporation is WisdomTree, Inc.”

2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

3. This Certificate of Amendment shall become effective at 12:01 a.m. Eastern Time on November 7, 2022.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of WisdomTree Investments, Inc. on this 3rd day of November, 2022.

WISDOMTREE INVESTMENTS, INC.

By:	/s/ Marci Frankenthaler
Name: Marci Frankenthaler
Title: Chief Legal Officer and Secretary